UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

CINCINNATI BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39188	84-2848636
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6581 Harrison Avenue, Cincinnati, Ohio		45247
(Address of Principal Executive Offices)		(Zip Code)

(513) 574-3025

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	CNNB	The Nasdaq Stock Market, LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2021, Cincinnati Federal, the bank subsidiary of Cincinnati Bancorp, Inc., entered into an amendment to the employment agreement with Gregory W. Meyers. The amendment changes the extension date of the term of the employment agreement to December 31 of each year and extends the current term of the employment agreement to December 31, 2024.

On December 22, 2021, Cincinnati Federal also extended the terms of the Change in Control Agreements with each of Robert A. Bedinghaus, Joseph V. Bunke and Herbert C. Brinkman, such that the terms of the Change in Control Agreements expire on December 31, 2024 (with respect to Mr. Bedinghaus) and December 31, 2023 (with respect to Messrs. Bunke and Brinkman).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to Employment Agreement with Gregory W. Meyers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BANCORP, INC.

Date: December 23, 2021	By:	/s/ Joseph V. Bunke
Joseph V. Bunke
President